Exhibit 99.2

Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario, Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-2585

PRESS RELEASE

Magna Entertainment Corp. Announces Debt Elimination Plan,
Funding Arrangement through Private Placement and New Bridge Loan Facility, and the Appointment of New Independent Director

AURORA, ON, September 13, 2007 — Magna Entertainment Corp. (“MEC” or “the Company”) (NASDAQ: MECA; TSX: MEC.A) today announced that as a result of the completion of its strategic review of assets and operations, a number of important initiatives have been adopted, including:

•                  adopting a plan designed to eliminate the Company’s net debt by December 31, 2008 by generating aggregate proceeds of approximately $600-$700 million from the sale of assets, entering into strategic transactions involving MEC’s racing, gaming and technology operations, and a possible future equity issuance, likely in 2008, as well as improving future earnings;

•                  arranging $100 million of funding to address immediate liquidity concerns and provide sufficient time to implement the plan, comprised of: (i) a $20 million private placement of MEC Class A Subordinate Voting Stock (“Class A Stock”) to Fair Enterprise Limited (“Fair Enterprise”), a company that forms part of an estate planning vehicle for the family of Mr. Frank Stronach, the Chairman and Interim Chief Executive Officer of MEC; and (ii) an $80 million short-term bridge loan from a subsidiary (the “MID Lender”) of MI Developments Inc. (“MID”), MEC’s controlling shareholder; and

•                  appointing Tony Campbell of Knott Partners Management, LLC as a new independent director.

“From the outset, the development of this plan to eliminate MEC’s net debt and improve its earnings has been actively supported by the Company’s Founder, Chairman and Interim CEO, Frank Stronach,” stated Jerry Campbell, MEC’s Lead Director.

Mr. Frank Stronach said, “This plan, unanimously approved by MEC’s Board of Directors, has now firmly and publicly set us on a course to eliminate debt and improve operations.  Almost eight weeks ago, I sought out Tom Hodgson (a former CEO of MEC) to help MEC accelerate the pace of asset sales with a view to quickly and dramatically reducing MEC’s debt.  The Board endorsed my decision and retained Tom’s firm, Greenbrook Capital Partners Inc., for that purpose.  Tom’s first assignment was to conduct an independent review of MEC’s assets and operations with a view to determining the best way to achieve our goal of eliminating debt.  That phase of his work is now complete.  We have identified the assets to be sold outright as well as the strategic transactions involving other racing, gaming and technology operations that need to be completed to achieve our goal of being debt-free by the end of 2008.  The next step is execution and I am pleased that we will continue to have Tom’s support through this phase.  I am also pleased that Tony Campbell has agreed to join our Board of Directors and am confident that he will provide important input as we move forward.  As evidenced by the initiatives announced today, I continue to believe in MEC’s vision and strategy and my belief in MEC’s place within the thoroughbred racing and entertainment industries remains strong. I am determined that our debt elimination plan will be successfully and fully implemented on a timely basis.”

Debt Elimination

The plan is designed to eliminate MEC’s net debt by December 31, 2008 by generating aggregate proceeds of approximately $600-$700 million from: (i) the sale of certain real estate, racetracks and other assets; (ii) the sale of, or entering into strategic transactions involving, MEC’s other racing, gaming and technology operations; and (iii) a possible future equity issuance, likely in 2008.

The initiatives outlined in MEC’s second quarter release remain key components of the plan.  MEC has relinquished its racing license for the Romulus, Michigan location, and abandoned its application in Dixon, California.  MEC intends to sell real estate properties including those situated in the following locations: Dixon, California; Ocala, Florida;  Aventura and Hallandale, Florida, both adjacent to Gulfstream Park; Porter, New York; Maryland, adjacent to the Laurel Park racetrack; and Ebreichsdorf, Austria, adjacent to the Magna Racino.  MEC also intends to explore selling its membership interests in the mixed-use developments at Gulfstream Park racetrack in Florida and Santa Anita Park racetrack in California that it is pursuing under joint venture arrangements with Forest City Enterprises and Caruso Affiliated, respectively.

The racetracks that MEC intends to sell include: Great Lakes Downs in Michigan; Thistledown in Ohio; and its interest in Portland Meadows in Oregon.  In addition, as previously announced, MEC will cease horse racing for its own account at the Magna Racino in Austria after the close of the 2007 meet and is exploring a contractual arrangement for a third party to utilize the racing facilities.

MEC also intends to explore strategic transactions involving other racing, gaming and technology operations, including: partnerships or joint ventures in respect of the existing gaming facility at Gulfstream Park and potential alternative gaming operations at other MEC racetracks; the possible sale of Remington Park in Oklahoma City; partnerships or joint ventures relating to other racetracks, such as Santa Anita Park; and transactions involving MEC’s technology operations, which may include one or more of the assets that comprise MEC’s PariMax business.

MEC intends to engage an investment banking firm to assist the company in identifying potential purchasers for certain of these assets as well as evaluating partnership, joint venture and/or strategic investment opportunities contemplated by the plan.  In addition, MEC has signed a consulting agreement with MID pursuant to which MID will provide senior management assistance to the MEC management team and Board to help implement the plan.

Mr. Hodgson remarked, “MEC is at a crossroads.  The elimination of MEC’s net debt by December 31, 2008 requires the Company to raise approximately $600-$700 million from a combination of asset sales, partnerships and joint ventures, and a possible future equity financing.  It is a tall order, but I believe that MEC’s strong asset base makes this feasible and it is a target that all members of the Company’s senior management and Board, including the Chairman, are firmly committed to.”

$100 Million Funding Arrangement

In order to allow the Company to fund operations, mandatory principal and interest payments, necessary capital expenditures and implement its plan in an orderly manner, MEC has arranged $100 million of funding, comprised of a $20 million private placement of Class A Stock to Fair Enterprise and a Bridge Loan of up to $80 million from the MID Lender.

Private Placement to Fair Enterprise

MEC has entered into a definitive agreement pursuant to which Fair Enterprise will invest $20 million in MEC by way of a private placement of Class A Stock.  The subscription price per share will be the greater of: (i) 90% of the volume weighted average price per share of Class A Stock on NASDAQ for the five trading days commencing on the date of this press release; and (ii) $1.91, being 100% of the volume weighted average price per share of Class A Stock on NASDAQ for the five trading days immediately preceding this announcement.  MEC expects the private placement, which is subject to regulatory approval, to close before the end of October 2007, with the proceeds to be used to fund MEC’s operations.

Bridge Loan

The bridge loan matures on May 31, 2008 and is non-revolving. An arrangement fee of $2.4 million is payable to the MID Lender on closing, and there is a monthly commitment fee equal to 1.0% per annum (payable in arrears) on the undrawn portion of the $80 million maximum loan commitment.    The loan will bear interest at LIBOR plus 10.0%, with an increase of 1.0% coming into effect on December 31, 2007 if MEC has not completed asset sales (or executed asset sale agreements acceptable to the MID Lender) or completed equity financings (other than the private placement to Fair Enterprise) with aggregate net proceeds of $50 million.  If, by February 29, 2008, MEC has not entered into agreements acceptable to the MID Lender for asset sales that would yield aggregate net proceeds sufficient to repay the entire outstanding loan amount, the interest rate increases by another 1.0%.

The bridge loan is required to be repaid by way of the payment of the net proceeds of any asset sale, any equity offering (other than the private placement to Fair Enterprise) or any debt offering, subject to specified amounts required to be paid to reduce other prior-ranking indebtedness.

It is a condition of funding under the bridge loan that MEC’s senior secured revolving credit facility with a Canadian chartered bank in the amount of $40 million be amended so that the facility expires no earlier than January 31, 2008.  This extension has been negotiated and is anticipated to be executed shortly.

The bridge loan will be secured by essentially all of the assets of MEC and by guarantees provided by certain subsidiaries of MEC. The guarantees will be secured by charges over the lands owned by Golden Gate Fields, Santa Anita Park and Thistledown, and charges over lands in Dixon, California and Ocala, Florida, as well as by pledges of the shares of certain MEC subsidiaries. The bridge loan will also be cross-defaulted to all other obligations of MEC and its subsidiaries to the MID Lender and to other significant indebtedness of MEC and certain of its subsidiaries.

Certain amendments are also being made to the outstanding Gulfstream Park and Remington Park project financings, made available by the MID Lender to MEC’s subsidiaries that own and operate Gulfstream Park and Remington Park to finance reconstruction and casino facility construction work.  Those amendments require, among other things, that $100 million of indebtedness under Gulfstream Park project financing be repaid by May 31, 2008, in return for the MID Lender agreeing to waive any applicable make-whole payments for repayments made under either of the project financings prior to May 31, 2008.

Mr. Hodgson said, “Although this new bridge loan facility involves incurring more debt in the short term, the plan contemplates the need for the bridge facility to address MEC’s projected cash needs up until May 2008, pending completion of intended asset sales and other strategic transactions.”

Special Committee Process

Consideration of the private placement, the bridge loan, the amendments to the project financing facilities and the consulting agreement with MID was supervised by the Special Committee of MEC’s board of directors consisting of Jerry D. Campbell (Chairman) and William J. Menear. The approval of MEC’s board followed a favorable recommendation of the Special Committee. The Special Committee retained independent legal and financial advisors to assist it in its deliberations in respect of these transactions.

MEC will file a material change report as soon as practicable after issuing this press release.  The material change report will be filed less than 21 days prior to the closings of the bridge loan and the amendment of the Gulfstream and Remington project facilities and possibly less than 21 days prior to the closing of the private placement.  The timing of the material change report is, in MEC’s view, both necessary and reasonable because the terms of these transactions were settled and approved by MEC’s board of directors on September 12, 2007 and MEC requires immediate funding to address its short-term liquidity needs.

Appointment of New Independent Director

MEC also announced that Anthony (Tony) Campbell has been appointed to the Board, effective today.  Mr. Campbell is a partner of Knott Partners Management, LLC, which has been a long-term investor in MEC and is one of MEC’s largest institutional shareholders.  Knott Partners currently holds approximately 3.4 million shares of Class A Stock.

MEC Conference Call

MEC will hold an investor conference call on Thursday, September 13, 2007 at 4:00 p.m. EST. The number to use for this call is 1-800-945-8198. Please call 10 minutes prior to the start of the conference call. The dial-in number for overseas callers is 212-231-2904. MEC will also be webcasting the conference call at www.magnaentertainment.com. If you have any teleconferencing questions, please call Karen Richardson at 905-726-7465.

For anyone unable to listen to the scheduled call, the rebroadcast numbers will be 1-800-558-5253 for North American callers and 416-626-4100 for overseas callers (reservation number is 21349663). The rebroadcast will be available until Thursday, September 20, 2007.

About MEC

MEC, North America’s largest owner and operator of horse racetracks, based on revenue, acquires, develops, owns and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities.  MEC also develops, owns and operates casinos in conjunction with its racetracks where permitted by law. MEC owns and operates AmTote International, Inc., a provider of totalisator services to the pari-mutuel industry, XpressBet(R), a national Internet and telephone account wagering system, as well as MagnaBet(TM) internationally.  Pursuant to joint ventures, MEC has a fifty percent interest in HorseRacing TV, a 24-hour horse racing television network and TrackNet Media Group, LLC, a content management company formed for distribution of the full breadth of MEC’s horse racing content.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of applicable securities legislation, including Section 27A of the United States Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) and forward-looking information as defined in the Securities Act (Ontario) (collectively referred to as forward-looking statements). These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and the Securities Act (Ontario) and include, among others, statements regarding: the potential impact of the plan on our debt reduction efforts, as to which there can be no assurance of success; expectations as to our potential ability to improve operations efficiency; expectations as to our ability to close the private placement transaction with Fair Enterprise; expectations as to our ability to complete asset sales at appropriate prices and in a timely manner; the impact of the new bridge loan facility; expectations as to our ability to administer the new bridge loan facility; and other matters that are not historical facts.

Forward-looking statements should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or the times at or by which such performance or results will be achieved. Undue reliance should not be placed on such statements. Forward-looking statements are based on information available at the time and/or management’s good faith assumptions and analyses made in light of our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond the Company’s control, that could cause actual events or results to differ materially from such forward-looking statements. Factors that could cause actual results to differ materially from our forward-looking statements include, but may not be limited to, material adverse changes: in general economic conditions, the popularity of racing and other gaming activities as recreational activities, the regulatory environment affecting the horse racing and gaming industries, and our ability to develop, execute or finance our strategies and plans within expected timelines or budgets. In drawing conclusions set out in our forward-looking statements above, we have assumed, among other things, that there will not be any material adverse changes: in general economic conditions, the popularity of horse racing and other gaming activities, the regulatory environment, and our ability to develop, execute or finance our strategies and plans as anticipated.

Forward-looking statements speak only as of the date the statements were made. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking statements. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect thereto or with respect to other forward-looking statements.

For further information, please contact:

Blake Tohana
Executive Vice-President and Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive
Aurora, ON L4G 7K1
Tel: 905-726-7493